Exhibit 5.2

Faegre Baker Daniels LLP
600 East 96th Street Suite 600
Indianapolis Indiana 46240-3789
Phone +1 317 569 9600
Fax +1 317 569 4800

December 13, 2017

Meritor, Inc.
2135 West Maple Road
Troy, MI 48084

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Indiana counsel to Meritor, Inc., an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities of the Company: (1) one or more series of debt securities (the “Debt Securities”), which may include guarantees of the Debt Securities (the “Guarantees”) by direct and indirect subsidiaries of the Company; (2) shares of common stock, par value $1.00 per share (the “Common Stock”); (3) shares of Preferred Stock, no par value, in one or more classes or series; and (4) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”). The Debt Securities, the Guarantees, the Common Stock, the Preferred Stock and the Warrants are collectively referred to herein as the “Securities.”

Any Common Stock is to be issued under the Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”). Any series of Preferred Stock is to be issued under the Articles of Incorporation and one or more articles of amendment thereto approved by the Board of Directors of the Company and filed with the Secretary of State of the State of Indiana (each, “Articles of Amendment”). Any Debt Securities are to be issued pursuant to an indenture (the “Indenture”) to be entered into by the Company and U.S. Bank National Association, as trustee, substantially in the form filed as Exhibit 4.3 to the Registration Statement. Any Guarantees are to be issued pursuant to a supplement to the Indenture or pursuant to a subsidiary guaranty agreement (the “Subsidiary Guaranty”), which Subsidiary Guaranty will be filed as an exhibit to the Registration Statement. Any Warrants are to be issued pursuant to a warrant agreement (including a form of certificate evidencing the Warrants) (the “Warrant Agreement”) to be entered into by the Company and a financial institution identified therein as the warrant agent, which Warrant Agreement will be filed as an exhibit to the Registration Statement. The Articles of Incorporation, each Articles of Amendment, the Indenture, any supplements thereto, each Subsidiary Guaranty and each Warrant Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

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In connection with this opinion, we have examined the Articles of Incorporation, as amended to the date hereof, the Amended and Restated By-Laws of the Company, as amended to the date hereof (the “By-Laws”), the Registration Statement and the form of Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments and other relevant materials as we deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate.

Based on and subject to the foregoing and to the other assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any offering of shares of Common Stock, including shares of Common Stock issuable in exchange for or upon conversion of Preferred Stock or Debt Securities or upon the exercise of Warrants (the “Offered Common Stock”), when (i) a prospectus supplement and any other offering material with respect to the Offered Common Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Offered Common Stock, (iv) the Offered Common Stock has been issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, (v) in the case of Common Stock issuable in exchange for or upon conversion of Preferred Stock or Debt Securities or upon the exercise of Warrants, the actions in respect of such Preferred Stock, Debt Securities or Warrants referred to in paragraph 2, 4 or 6 hereof (as the case may be) have been completed, and (vi) unless issued without certificates, certificates representing the Offered Common Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto, then, upon the happening of such events, such Offered Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any offering of shares of any series of Preferred Stock, including shares of Preferred Stock issuable in exchange for or upon conversion of Debt Securities or upon the exercise of Warrants (the “Offered Preferred Stock”), when (i) a prospectus supplement and any other offering material with respect to the Offered Preferred Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Offered Preferred Stock, to fix the terms thereof and to authorize the execution and filing with the Secretary of State of the State of Indiana of Articles of Amendment relating thereto, (iv) such Articles of Amendment have been executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana, (v) the Offered Preferred Stock with terms so fixed has been issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate actions, (vi) in the case of Preferred Stock issuable in exchange for or upon conversion of Debt Securities or upon the exercise of Warrants, the actions in respect of such Debt Securities or Warrants referred to in paragraph 4 or 6 hereof (as the case may be) have been completed, and (vii) unless issued without certificates, certificates representing the Offered Preferred Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto, then, upon the happening of such events, such Offered Preferred Stock will be validly issued, fully paid and nonassessable.

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3. The Company is a corporation validly existing under the laws of the State of Indiana and has the corporate power to execute and deliver the Indenture and to create the Debt Securities.

4. With respect to any series of Debt Securities, including Debt Securities issuable upon the exercise of Warrants, when (i) a prospectus supplement and any other offering material with respect to such series of Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Debt Securities and related matters and to authorize the execution and delivery of the Indenture and any supplement thereto with respect to such series of Debt Securities, (iv) the Indenture and any supplement thereto with respect to such series of Debt Securities have been duly executed and delivered by the Company and the trustee, (v) such Debt Securities have been duly executed and delivered by the Company and authenticated by the trustee in accordance with the provisions of the Indenture, as supplemented, and duly delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, and (vi) in the case of Debt Securities issuable upon the exercise of Warrants, the actions in respect of such Warrants referred to in paragraph 6 hereof have been completed, then, upon the happening of such events, the Company will have taken all of the corporate action required to be taken by the Company to authorize the creation of the Debt Securities.

5. The Company has the corporate power to execute and deliver one or more Warrant Agreements and to create the Warrants.

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6. With respect to any Warrants, when (i) a prospectus supplement and any other offering material with respect to such Warrants have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing such Warrants) and the issuance of such Warrants, (iv) the Warrant Agreement has been duly executed and delivered by the Company and the warrant agent, and (v) certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in accordance with the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, the Company will have taken all of the corporate action required to be taken by the Company to authorize the creation of the Warrants.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company will remain duly organized and validly existing under the laws of the State of Indiana, (c) at the time any Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), (i) there will not have occurred any change in applicable law or in the Articles of Incorporation or By-Laws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing or validity of such Securities or Governing Documents, and (ii) no relevant corporate actions will have been modified or rescinded, (d) none of the particular terms of any Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (e) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor the compliance by the Company with the terms of such Securities or Governing Documents, will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect, (f) the Company will have received legally sufficient consideration for all Securities, (g) the terms of the Securities will be established in conformity with the applicable Governing Documents and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under the applicable Governing Documents, (h) any Securities issuable upon conversion, exchange, or exercise of, any other Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and any issuance of such Securities will be effected in accordance with the terms and conditions set forth in such other Securities and the Governing Documents related thereto, and (i) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company.

We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures appearing upon certifications, documents, and proceedings, (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, and each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed, and (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

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The opinions set forth herein are limited to the laws of the State of Indiana, and we express no opinion as to the effect of any other laws.

This opinion is rendered as of the date first written above and we assume no obligation to revise or supplement this opinion thereafter. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Governing Documents.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Janelle Blankenship
Janelle Blankenship, Partner